EXHIBIT 99.1

Cinedigm Announces Fourth Quarter And Full Year Fiscal 2013 Financial Results

Fourth Quarter Revenues Up 21% and Full Year Revenues Up 15%

LOS ANGELES (June 19, 2013) - Cinedigm Digital Cinema Corp. (NASDAQ: CIDM) today announced financial results for the fourth quarter and full year fiscal 2013 which ended March 31, 2013.

Highlights Include:

•	Fourth quarter revenues up 21% to $21.4 million from $17.7 million in the year ago quarter

•	Full year consolidated revenues increased 15% to $88.1 million from the prior year

•	Fourth quarter non-deployment revenues increased 91% to $8.3 million, inclusive of the New Video acquisition, from $4.4 million in the year ago quarter and 20% pro-forma for New Video in both periods

•	Full year non-deployment revenues increased 58% to $36.0 million from the prior year

•	Full year non-deployment adjusted EBITDA was $5.1 million, including significant growth investments and upfront expenses from the movie releasing business

•
During the fiscal year, Cinedigm successfully refinanced all existing debt into a non-recourse facility, closing a $125 million senior non-recourse credit facility led by Société Générale  and a $70 million non-recourse credit facility provided by Prospect Capital

•	Domestic screen deployment is now virtually complete with 11,703 screens installed across 267 exhibitors

•
17 independent films acquired to date, 5 released in FY13 and 5 more released to date in the first quarter of FY14, representing a strong and growing pipeline that will enhance the Company’s results going forward

•
The Company significantly outperformed the industry averages during the fiscal year with 55% growth in digital revenues, and 65% growth in physical product sales compared to industry growth of 27% and (6%) respectively (industry source: Digital Entertainment Group)

“It was just over two years ago that we outlined our strategy to transform Cinedigm to capitalize on the digital distribution revolution that is changing the entire entertainment business.  Today, we are fully executing against that strategic plan in all areas,” said Chris McGurk, Chairman and CEO.  “Our digital cinema services group continues to manage our 11,700 strong screen deployment while our Software group is launching key new products and expanding our markets. We dramatically improved our balance sheet with a non-recourse debt refinancing that significantly reduced our cost of capital and extended our debt maturities. And, most importantly, the digital revolution has triggered opportunities for success in our entertainment group that are even greater than we previously anticipated. New platforms, distribution outlets and viewing devices are driving an ever-increasing demand by consumers to view our new releases and our vast and expanding library of digital content.  We are moving aggressively to take advantage of this sea change in consumer viewing behavior.”

 “We have consistently stated that fiscal year 2013 was a year focused on both investment and growth,” added Adam Mizel, Chief Operating Officer and CFO.  “We made solid progress as we acquired 17 movies, added 1,200 projects to our distribution library of now over 20,000 movies and television episodes, and rebuilt our software management team while completing two major software product upgrades.  We accomplished all this while growing non-deployment revenues 58% inclusive of our New Video acquisition, and maintaining solid positive EBITDA even after investments in our infrastructure and the ‘J-curve’ impacts of the ramp of our content releasing strategy.  Looking forward, we expect Fiscal 2014 to be a similar year of investment and growth, as we take advantage of emerging global opportunities in each of our business lines.  We will do this while maintaining the financial and operational discipline necessary to continue to drive towards net profitability.”

Fourth Quarter Fiscal 2013 Results

Revenues for the fourth quarter were $21.4 million, a 21% increase from $17.7 million in the year ago quarter.  Adjusted EBITDA from continuing operations for the quarter was $13.5 million, a 6% increase from $12.7 million in the year ago period. Non-deployment revenues for the fourth quarter were $8.3 million, a 91% increase from $4.4 million in the year ago period.  Adjusted EBITDA from non-deployment operations for the quarter was $0.9 million, up from $0.2 million in year ago period reflecting revenue growth from the New Video acquisition partially offset by upfront releasing expenses for movies of $0.5 million.   After adjusting for non-recurring items such as the write-off of previously capitalized debt issuance costs, debt prepayment fees, restructuring and merger and acquisition expenses, fourth quarter loss from continuing operations was $4.7 million or $0.10 per share, versus a loss of $4.5 million, or $0.12 per share in the prior year period.

Full Year Fiscal 2013 Results

Revenues for fiscal 2013 were $88.1 million, a 15% increase from $76.6 million in fiscal 2012 while Non-deployment revenues grew 58% to $36.0 million from the prior fiscal year. The increase in revenues was primarily the result of solid performance in Cinedigm Entertainment Group (CEG), including results from the New Video acquisition, more than offsetting decreases in Deployment and Services revenues. The decreases in deployment and services are due to (i) a reduction in VPF revenues and EBITDA in the fiscal year both by approximately $2.0 million as major studios shifted their release schedules during the summer of 2012 due to the Summer Olympics and the Aurora movie theatre shootings; and, (ii) the delayed delivery and customer product acceptance related to over $2.0 million in software revenues as the completion of the Distributor product upgrade moved into fiscal year 2014.

For full year fiscal 2013, Adjusted EBITDA from continuing operations totaled $55.6 million, as compared to $58.0 million in the prior year.  Excluding Cinedigm’s VPF business units, Adjusted EBITDA from non-deployment businesses was $5.1 million during the fiscal year ended March 31, 2013, as compared to $5.7 million in the fiscal year ended March 31, 2012, reflecting ongoing investment as Cinedigm ramps up its content and software growth engines.  The decline in EBITDA was primarily driven by (i) upfront releasing expenses associated with scaling up movie and library acquisitions; (ii) growth of our content acquisition, theatrical marketing and operations teams to support our expanded acquisitions and slate of releases; (iii) additional investment in software new product development; and (iv) decrease in Services revenue due to the software revenue recognition timing and studio schedule shifts referenced earlier.

Consolidated loss from continuing operations was $20.6 million or $0.44 per share for the full year, compared to a consolidated loss from continuing operations of $14.0 million or $0.39 per share in the comparable prior year.  However, after adjusting for non-recurring items, primarily the write-off of previously capitalized debt issuance costs, debt prepayment fees, restructuring and merger and acquisition expenses, the consolidated loss from continuing operations was $7.3 million, or $0.15 per share, compared to $12.2 million, or $0.34 per share in the prior year.

Adjusted EBITDA is defined by the Company for the periods presented to be earnings before interest, taxes, depreciation and amortization, other income, net, stock-based expenses and compensation, merger and acquisition costs, and certain other items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of Adjusted EBITDA to U.S. GAAP net income (loss). Adjusted EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America and may not be comparable to other similarly titled measures of other companies. The Company calculated and communicated Adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. Management presents adjusted EBITDA because it believes that adjusted EBITDA is a useful supplement to net loss as an indicator of operating performance. Management also believes that adjusted EBITDA is an industry-wide financial measure that is useful both to management and investors when evaluating the Company's performance and comparing our performance with the performance of our competitors. Management also uses adjusted EBITDA for planning purposes, as well as to evaluate the Company's performance because it believes that adjusted EBITDA more accurately reflects the Company's results, as it excludes certain items, such as  stock-based compensation charges, that management believes are not indicative of the Company's operating performance. The Company believes that adjusted EBITDA is a performance measure and not a liquidity measure. Adjusted EBITDA should not be considered as an alternative to operating or net loss as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with accounting principles generally accepted in the United States of America, or as a measure of liquidity.  In addition, EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with U.S. GAAP.

Conference Call

Cinedigm will host a conference call to discuss its financial results at 4:30 p.m. EDT on June 19, 2013. To participate in the conference call, please dial (877) 754-5303 or for international callers (678) 894-3030 at least five minutes prior to the start of the call. No passcode is required. An audio webcast of the call will be accessible at http://investor.cinedigm.com/events.cfm. To listen to the live webcast, please visit the site prior to the start of the call in order to register, download and install any necessary audio software.

For those unable to participate during the live broadcast, a replay will be available beginning June 19, 2013 at 5:30 p.m. EDT, through June 26, 2013 at 11:59 p.m. EDT. To access the replay, dial (800) 585-8367 (U.S.) or (404) 537-3406 (International) and use passcode: 95083673.

About Cinedigm

Cinedigm is a leader in the digital entertainment revolution.  Cinedigm's pioneering digital cinema deployment and servicing efforts, and our state-of-the-art distribution and exhibition software, are cornerstones of the digital cinema transformation. Cinedigm is also the leading digital aggregator of independent content in the world, providing end-to-end digital content delivery to theaters, across digital and on-demand platforms, and on DVD/Blu-ray. Through partnerships with iTunes, Netflix, Amazon, Google, Hulu, Vudu, Xbox, Playstation, and others, Cinedigm reaches a global digital audience. The company’s library of over 5,000 titles includes award-winning documentaries from Docurama Films®, next-gen indies from Flatiron Film Company® and acclaimed independent films and festival picks through partnerships with the Sundance Institute and Tribeca Film. CEG is proud to distribute many Oscar®-nominated films including THE INVISIBLE WAR, HELL AND BACK AGAIN, GASLAND, WASTE LAND and PARADISE LOST 3: PURGATORY.

Current and upcoming CEG releases include Destin Daniel Cretton’s SHORT TERM 12, Penny Lane’s OUR NIXON, Shaul Schwarz’s NARCO CULTURA, Jared Moshe’s DEAD MAN’S BURDEN, Geoffrey Fletcher’s VIOLET & DAISY, Malika Zouhali-Worrall and Katherine Fairfax Wright’s CALL ME KUCHU and Jimmy Loweree’s ABSENCE.

Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Digital Cinema Corp www.cinedigm.com. [CIDM-F]

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

Contact:

For more information:
Jill Newhouse Calcaterra
Cinedigm/CMO
jcalcaterra@cinedigm.com
310/466-5135

CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	March 31,
	2013	2012
ASSETS
Current assets
Cash and cash equivalents	$13,448	$17,843
Restricted available-for-sale investments	—	9,477
Accounts receivable, net	31,695	24,502
Deferred costs, current portion	1,238	2,228
Unbilled revenue, current portion	9,989	7,510
Prepaid and other current assets	6,101	1,121
Note receivable, current portion	331	498
Assets held for sale	—	214
Total current assets	62,802	63,393
Restricted cash	6,751	5,751
Security deposits	218	207
Property and equipment, net	170,511	200,974
Intangible assets, net	12,848	466
Capitalized software costs, net	7,083	5,156
Goodwill	12,739	5,765
Deferred costs, net of current portion	7,396	5,080
Unbilled revenue, net of current portion	543	617
Accounts receivable, long-term	1,225	773
Note receivable, net of current portion	130	465
Investment in non-consolidated entity, net	1,812	1,490
Total assets	$284,058	$290,137

CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(continued)

	March 31,
	2013	2012
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$40,320	$20,854
Current portion of notes payable, non-recourse	34,447	35,644
Current portion of capital leases	132	186
Current portion of deferred revenue	3,900	3,677
Current portion of contingent consideration for business combination	1,500	—
Liabilities as part of assets held for sale	—	75
Total current liabilities	80,299	60,436
Notes payable, non-recourse, net of current portion	203,462	135,345
Notes payable	—	87,354
Capital leases, net of current portion	4,386	5,244
Interest rate derivatives	544	1,771
Deferred revenue, net of current portion	10,931	11,451
Contingent consideration, net of current portion	1,750	—
Customer security deposits, net of current portion	—	9
Total liabilities	301,372	301,610
Commitments and contingencies
Stockholders’ Deficit
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; 7 shares issued and outstanding at March 31, 2013 and 2012, respectively. Liquidation preference of $3,590	3,466	3,357
Class A common stock, $0.001 par value per share; 118,759,000 and 75,000,000 shares authorized; 48,448,137 and 37,722,927 shares issued and 48,396,697 and 37,671,487 shares outstanding at March 31, 2013 and 2012, respectively	48	38
Class B common stock, $0.001 par value per share; 1,241,000 and 15,000,000 shares authorized; 1,241,000 and 1,241,000 shares issued and 0 and 25,000 shares outstanding, at March 31, 2013 and 2012, respectively	—	—
Additional paid-in capital	221,810	206,348
Treasury stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(242,466)	(221,044)
Total stockholders’ deficit	(17,314)	(11,473)
Total liabilities and stockholders’ deficit	$284,058	$290,137

CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)

	For the Three Months Ended March 31,		For the Fiscal Year Ended March 31,
	2013	2012	2013	2012
Revenues	$21,355	$17,695	$88,080	$76,557
Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	3,957	1,648	12,489	7,042
Selling, general and administrative	4,659	3,933	23,123	15,717
Provision for doubtful accounts	264	459	490	459
Research and development	32	13	144	175
Merger and acquisition expenses	—	604	1,267	604
Restructuring expenses	—	375	340	1,207
Depreciation and amortization of property and equipment	9,126	9,146	36,498	35,865
Amortization of intangible assets	445	41	1,565	294
Total operating expenses	18,483	16,219	75,916	61,363
Income from operations	2,872	1,476	12,164	15,194
Interest income	28	44	48	140
Debt prepayment fees	(3,725)	—	(3,725)	—
Loss on extinguishment of notes payable	(7,905)	—	(7,905)	—
Interest expense	(6,870)	(7,356)	(28,314)	(29,899)
(Loss) income on investment in non-consolidated entity	(1,018)	(167)	322	(510)
Other income, net	159	306	653	912
Change in fair value of interest rate derivatives	206	171	1,231	200
Loss from continuing operations before benefit from income taxes	(16,253)	(5,526)	(25,526)	(13,963)
(Expense) benefit from income taxes	(75)	—	4,944	—
Loss from continuing operations	(16,328)	(5,526)	(20,582)	(13,963)
Loss from discontinued operations	(210)	(251)	(484)	(5,381)
Loss on sale of discontinued operations	—	—	—	(3,696)
Net loss	(16,538)	(5,777)	(21,066)	(23,040)
Preferred stock dividends	(89)	(89)	(356)	(356)
Net loss attributable to common stockholders	$(16,627)	$(5,866)	$(21,422)	$(23,396)
Net loss per Class A and Class B common share attributable to common shareholders - basic and diluted:
Loss from continuing operations	$(0.34)	$(0.15)	$(0.44)	$(0.39)
Loss from discontinued operations	—	—	(0.01)	(0.26)
	$(0.34)	$(0.15)	$(0.45)	$(0.65)
Weighted average number of Class A and Class B common shares outstanding: basic and diluted	48,320,257	37,643,582	47,517,167	36,259,036

Following is the reconciliation of the Company's consolidated Adjusted EBITDA to consolidated GAAP net loss from continuing operations:

	For the Three Months Ended March 31,		For the Fiscal Year Ended March 31,
($ in thousands)	2013	2012	2013	2012
Net loss from continuing operations before income taxes	$(16,328)	$(5,526)	$(25,526)	$(13,963)
Add Back:
Amortization of capitalized software costs	336	265	1,165	759
Depreciation and amortization of property and equipment	9,126	9,146	36,498	35,865
Amortization of intangible assets	445	41	1,565	294
Interest income	(28)	(44)	(48)	(140)
Debt prepayment fees	3,725	—	3,725	—
Loss on extinguishment of notes payable	7,905	—	7,905	—
Interest expense	6,870	7,356	28,314	29,899
Income on investment in non-consolidated entity	1,018	167	(322)	510
Other income, net	(84)	(306)	(653)	(912)
Change in fair value of interest rate derivatives	(206)	(171)	(1,231)	(200)
Stock-based compensation and expenses	409	825	2,279	3,008
Non-recurring transaction expenses	300	979	1,907	2,270
Allocated costs attributable to discontinued operations	—	—	—	623
Adjusted EBITDA	$13,488	$12,732	$55,578	$58,013

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	$(9,030)	$(9,001)	$(35,920)	$(35,331)
Amortization of intangible assets	(14)	(13)	(53)	(52)
Income from operations	(3,562)	(3,503)	(14,483)	(16,951)
Intersegment services fees earned	3	—	24	—
Adjusted EBITDA from non-deployment businesses	$885	$215	$5,146	$5,679